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                                                                  EXHIBIT 23.(A)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in each Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-80364, 333-01851, 33-84064, 333-42773, 333-42767) and in each of the Registration
Statements on Form S-8 (Nos. 33-43788, 33-48610, 33-53802, 33-06191, 333-27907)
of Plains Resources Inc. of our report dated February 19, 1998, appearing on page F-2 of the Annual Report on Form 10-K for the year ended December 31, 1997.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP


Houston, Texas
March 26, 1998